NEWS RELEASE
800 Gessner • Suite 500 • Houston, TX 77024
AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
THURSDAY, MAY 21, 2009

GROUP 1 AUTOMOTIVE STOCKHOLDERS RE-ELECT HESTERBERG AND RAFF AS DIRECTORS

HOUSTON, May 21, 2009 — Group 1 Automotive Inc. (NYSE: GPI), a Fortune 500 automotive retailer, announced that stockholders re-elected directors Earl J. Hesterberg and Beryl Raff to additional three-year terms at today’s annual stockholders’ meeting.

Hesterberg, 55, Group 1’s president and chief executive officer, has served as a director since April 2005. Prior to joining Group 1, Hesterberg served as group vice president, North America marketing, sales and service for Ford Motor Company beginning in October 2004. From July 1999 to September 2004, he served as vice president, marketing, sales and service for Ford of Europe. He previously served as president and chief executive officer of Gulf States Toyota, and held various senior sales, marketing, general management and parts and service positions with Nissan Motor Corporation in U.S.A. and Nissan Europe. Hesterberg also serves on the board of directors of the Greater Houston Partnership, a local non-profit organization dedicated to building regional economic prosperity.

Raff, 58, has served as one of Group 1’s directors since June 2007. In April 2009, Raff was elected chairman and chief executive officer of Helzberg Diamond Shops Inc., an indirect wholly-owned subsidiary of Berkshire Hathaway Inc. Previously, she served as executive vice president-general merchandising manager from 2005 through 2009 and as senior vice president from 2001 through 2005, for the fine jewelry division of J.C. Penney Company Inc. Raff also serves on the board of directors, the corporate governance committee and as the chairman of the compensation committee of Jo-Ann Stores Inc. In addition, she serves on the advisory board of Jewelers Circular Keystone and on the board of directors of Dallas Summer Musicals.

“Earl Hesterberg and Beryl Raff bring a wealth of automotive and retail expertise to Group 1 Automotive’s boardroom,” said John L. Adams, Group 1’s chairman of the board. “We are pleased that Group 1 will continue to benefit from their respective knowledge, especially during this turbulent automotive retailing period.”

Additionally, stockholders approved an amendment to Group 1’s 1998 Employee Stock Purchase Plan, increasing the total number of shares available for employee purchase from 2,500,000 to 3,500,000. They also ratified the appointment by the audit committee of Ernst & Young LLP as independent auditors of Group 1 for the year ended Dec. 31, 2009.

About Group 1 Automotive Inc.
Group 1 owns and operates 99 automotive dealerships, 133 franchises, and 24 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.